1 Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. FRAMEWORK AGREEMENT DATED 9 NOVEMBER 2023 among (1) GEELY AUTO GROUP CO., LTD. (2) POLESTAR PERFORMANCE AB and (3) RENAULT KOREA MOTORS CO., LTD. 2 TABLE OF CONTENTS 1. DEFINITIONS ............................................................................................................................ 3 2. REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS ............................... 4 3. THE PROJECT .......................................................................................................................... 5 4. PROJECT AGREEMENTS .................................................................................................. 10 5. INVESTMENTS ...................................................................................................................... 10 6. BUSINESS TERMS ................................................................................................................ 11 7. TAKE OR PAY, EXIT COST AND CAPACITY COMPENSATION....................... 13 8. INTELLECTUAL PROPERTY RIGHTS ........................................................................ 14 9. GOVERNANCE AND CHANGES ..................................................................................... 14 10. RESPONSIBLE BUSINESS ................................................................................................. 16 11. INDEMNIFICATION ............................................................................................................ 19 12. CONFIDENTIALITY ............................................................................................................ 19 13. TERM AND TERMINATION ............................................................................................. 21 14. FORCE MAJEURE ................................................................................................................ 22 15. GOVERNING LAW ............................................................................................................... 22 16. SETTLEMENT OF DISPUTES .......................................................................................... 22 17. PERSONAL DATA PROTECTION .................................................................................. 23 18. AUDIT RIGHTS ...................................................................................................................... 23 19. MISCELLANEOUS ................................................................................................................ 24 20. SCHEDULES............................................................................................................................ 26 SCHEDULE 1. DEFINITIONS .................................................................................................................... 30 3 FRAMEWORK AGREEMENT This FRAMEWORK AGREEMENT (the “Agreement”) is dated 9 November, 2023 by and between: 1. Geely Auto Group Co., Ltd, Reg. No. 91330201MA2CK3LC02, a company incorporated under the laws of the People’s Republic of China whose registered address is No. 818, Binhai 2nd Road, Hangzhou Bay New District, Ningbo City, Zhejiang Province, PRC (“Geely”, when it refers to Geely in the Agreement, it would also include Geely Affiliate(s) entities as the case may be); 2. Polestar Performance AB, Reg. No. 556653-3096, a limited liability company incorporated under the laws of Sweden (“Polestar”), whose registered address is Assar Gabrielssons väg 9, 405 31 Göteborg, Sweden when it refers to Polestar in the Agreement, it would also include specific Polestar Affiliate(s) entities referred to in this Agreement as the case may be); and 3. Renault Korea Motors Co., Ltd., Reg. No. 180111-0330380, a company duly organized and existing under the laws of Republic of Korea ("Korea”) whose registered address is Renault Samsung Daero 61, Gangseo-gu, Busan, Korea (the “RKM”). Geely, Polestar and the RKM are hereinafter referred to individually as a “Party” and collectively as the “Parties”. WHEREAS: (A) Geely and Polestar have entered into and will enter into a serial of agreements involving Polestar outsourcing the development and manufacturing of a Polestar branded vehicle with the project code [***] (“[***] Vehicle”) to Geely, which will be manufactured in a Geely owned plant in PRC (“[***] Vehicle Base Project”); and (B) The Parties have agreed to cooperate in the localization of [***] Vehicle in Korea. (C) For the purpose of the cooperation mentioned in paragraph (B) above, the Parties have agreed to enter into this Agreement. NOW IT IS HEREBY AGREED AS FOLLOWS: 1. DEFINITIONS Unless otherwise defined in this Agreement (other than in Schedule 1), capitalized terms shall have the meaning set forth in Schedule 1. 1.1 Interpretation 1.1.1 Unless otherwise stated, references to Sections and Schedules refer to sections and schedules of this Agreement. 1.1.2 References to statutory provisions are to be construed as references to those provisions as respectively amended or re-enacted from time to time. 1.1.3 Where the context permits, the expressions the “Parties” include their respective successors, individual representatives and permitted assigns. 1.1.4 In construing this Agreement, references to persons include bodies corporate and unincorporated. 1.1.5 The table of contents and section headings are for convenience only and have no effect on the construction or interpretation of this Agreement. 4 1.1.6 Unless expressly provided otherwise, the words “include” and “including” and words of similar import when used in this Agreement shall be deemed to be followed by the words “without limitation or prejudice to the generality of any description, definition, term or phrase preceding that word”. 1.1.7 A “day” is a reference to a calendar day; a reference to a period of time should be construed as a period of time exclusive of the beginning day of such period, and if the last day of such period is not a Business Day, the period ends on the next day that is a Business Day. 1.1.8 A “month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, unless there is no numerically corresponding day in the month in which that period ends, in which case that period ends on the last day in that calendar month. 1.1.9 Words denoting any gender shall include all genders. 1.1.10 Where the context requires, words importing the singular include the plural, and vice versa. 2. REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS 2.1 Each Party represents and warrants to the other Parties that: 2.1.1 Organization, existence and good standing: it is a company with legal person status duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; 2.1.2 Authority and validity: (a) it has full right, power and authority to execute and perform all its obligations under this Agreement; (b) it has taken all appropriate and necessary corporate action to authorize the execution of this Agreement; (c) its signatory to this Agreement is either its legal representative or its duly empowered representative; and (d) this Agreement has been duly executed and delivered by it, and constitutes legal, valid and binding obligations enforceable in accordance with its terms. For the avoidance of doubt, Schedule 2 (Project RASIC), Schedule 3 (Vehicle Project Planning), Schedule 4 (The Details of Investment and Project Costs), Schedule 5 (Payment Plan of Investment and Project Costs), Schedule 6 (The List of Localized Parts) and Schedule 7 (The List of the Necessary Data) may change throughout the project subject to the change process set forth in Section 9.5. 2.1.3 Government consents: it has obtained all consents, approvals and authorizations necessary from the governmental authorities for the valid execution of this Agreement; 2.1.4 Compliance with laws and regulations: it has not taken any action which violates applicable laws, ordinances and regulations, resolutions, decrees and other similar laws, regulations, documents and instruments of all relevant courts and governmental authorities, bureaus and agencies, resulting in a material adverse effect on its ability to perform its obligations under this Agreement;

5 2.1.5 No bankruptcy or liquidation: no steps have been taken and no legal proceedings have been commenced or threatened against it for its winding-up, for it to be declared bankrupt or insolvent or for a liquidation committee or administrator to be appointed in respect of its assets or its business; 2.1.6 No conflict: its execution and performance of its obligations hereunder will not: (a) violate any provision of its business license, articles of association or any other of its constitutional documents; (b) violate any provision of law, statute, regulation or administrative decree; (c) violate any provisions, or result in the breach of, any other contract or agreement to which it is a party or any unilateral commitment or undertaking which is binding on it; or (d) violate any judgment or arbitration award of any tribunal to which it is subject or any order or ruling of any government or regulatory body which has jurisdiction over it or its assets. 2.2 Each Party undertakes to the other Parties that, during the term of this Agreement: 2.2.1 Performance: it shall have full right, power and authority and shall obtain all consents, approvals and authorizations necessary from the governmental authorities to perform all its obligations under this Agreement; its performance of its obligations hereunder will not violate any provisions, or result in the breach of, any other contract or agreement to which it is a party or any unilateral commitment or undertaking which is binding on it; 2.3 If any of the above representations, warranties and undertakings is not true or accurate, or unable to be performed in all material respects, the Party giving the inaccurate representation or warranty or the Party unable to perform the undertaking shall be in breach of this Agreement. 3. THE PROJECT 3.1 Background and Overview For the sake of enhancing [***] Vehicle’s competitiveness in global markets, the Parties have agreed to set up the mutual beneficial cooperation project for the localization of [***] Vehicle in Korea. 3.1.1 Definition of the Project: a) The Project under this Agreement shall mean the cooperation project between the Parties for the localization of [***] Vehicle in Korea but only limited to the Target Vehicle (as further defined in Section 3.2a)). b) For the sake of clarity, notwithstanding the foregoing, the business set-up for a complete built up manufacturing (“CBU Manufacturing” as further defined in Schedule 1) in the Plant in Korea shall apply to both the Target Vehicle and any future product(s) for the localization of [***] Vehicle in Korea (including but not limited to the product mentioned in Section 3.2b)). The Project should [***]. 3.1.2 Overview of the Parties’ Roles and Responsibilities: 6 a) RKM shall be responsible for leading the overall Project management with support of Geely and Polestar. The Project will follow the process and milestones set forth in Schedule 3 (Vehicle Project Planning) and the deliverables for the Project at the milestones will be mutually agreed and defined between the Parties in the Definitive Agreements including but not limited to Product Engineering Service Agreement and the Production Development and Localization Service Agreement. b) RKM as responsible for Project Management shall be responsible under the Project RASIC for securing that the Vehicle Project Planning is followed and the agreed timing for J1/SOP is met. [***]. Geely is responsible for delivering under the Product Engineering Service Agreement and in accordance with such Definitive Agreement. Subject to the terms and conditions of the Product Engineering Service Agreement, [***]The roles and responsibilities and the job split between the Parties for the Project is set out in Schedule 2 (Project RASIC). The Vehicle project planning is set out in Schedule 3 (Vehicle Project Planning). 3.1.3 Project investment and cost follow-up The Parties agree that the Project status including but not limited to investment cost, material cost, manufacturing cost and other Project cost should be followed up continuously through- out the Project and be reported in the [***]KR PPGM (as further defined in Section 9.2). 3.2 Product Planning The Parties shall cooperate in taking all necessary steps to implement the localization of [***] Vehicle in Korea in accordance with the following: a) At Start of Production (“SOP”) a [***](the “Target Vehicle”) with CBU Manufacturing in the Plant with [***]with planned SOP ([***]. The target markets of Target Vehicle are [***]. b) The Parties have the intention to introduce an[***] of the Target Vehicle and the Parties have agreed to jointly investigate and discuss the feasibility of the introduction of an [***] in the Plant. Without prejudice to Section 3.1.1b), the Parties will separately agree on the terms, specific activities as well as the roles and responsibilities and the detailed milestones for such potential vehicle. c) Further, the Parties have the intension to jointly investigate [***]. The Parties will separately agree on the terms, specific activities as well as the roles and responsibilities and the detailed milestones for such markets. 3.3 Project Reference Volume 3.3.1 The projected production volumes for the Project (the “Project Reference Volume”) are set out in the table below. [***] 3.3.2 RKM will make available capacity in the Plant for manufacturing of the Project Reference Volumes set forth in the table above. 3.3.3 The Manufacturing and Vehicle Supply Agreement shall include a detailed description of the 7 volume and production planning process to be applied between RKM and Polestar. 3.4 Development of the Target Vehicles 3.4.1 Product Engineering: a) Vehicle Product Engineering: Geely shall perform the engineering design, adaption as work related to the Target Vehicles with RKM support (the “Vehicle Product Engineering”). The activities shall be performed in accordance with the Schedule 2 (Project RASIC) and subject to the terms and conditions of the Product Engineering Service Agreement. Geely has the intention to delegate more activities to RKM for which the scope and resources will be discussed and defined in the Definitive Agreements. b) Cost of Product Engineering: The costs associated with the Vehicle Product Engineering shall be borne by Polestar in accordance with the Product Engineering Service Agreement to be entered into by and between the Polestar and Geely. The estimated cost for Product Engineering is outlined in Schedule 4 (the Details of Investment and Project Costs). The estimated cost may be reviewed and adjusted due to changes in the Project RASIC agreed in accordance with the changes process set forth in Section 9.5. Polestar and Geely will agree on the payment plan for the cost of Vehicle Product Engineering in the Product Engineering Service Agreement. 3.4.2 Production Development: a) Vehicle Production Development: RKM shall perform the development and the industrialization of the production process for the Target Vehicles, with Geely’s support, in Busan, Korea (the “Plant”) and related process engineering (the “Vehicle Production Development”). RKM shall also perform the sourcing and quality assurance of Localized Parts. The activities will be performed in accordance with the Schedule 2 (Project RASIC) and subject to the terms and conditions under the relevant Definitive Agreement and Ancillary Agreement. b) Cost for Vehicle Production Development: Polestar shall bear the costs of the Vehicle Production Development in accordance with the Manufacturing and Vehicle Supply Agreement and the Vehicle Production Development Service Agreement to be entered into between Polestar and RKM. The estimated cost for Vehicle Production Development is outlined in Schedule 4 (The Details of Investment and Project Costs). 3.4.3 Mutual Cooperation: Polestar, Geely and RKM shall cooperate with each other in connection with the Vehicle Product Engineering and Vehicle Production Development in accordance with what is set forth in the Project RASIC and the terms and conditions under the relevant Definitive Agreement and Ancillary Agreement. 3.4.4 Design Change: All Parties have the right to issue a change request for a design change according to the change process set out in the Section 9.5. For the sake of clarity, for any request of design change, such change shall be approved by Geely. 3.5 Manufacturing of the Vehicles. 3.5.1 General: RKM shall produce the Target Vehicles in the Plant. The Plant undertakes to assemble the Target Vehicle including a CBU Manufacturing in strict conformity with the Technical Specification and shall never implement any product changes, modification or 8 substitutions of parts unless instructed in accordance with the change procedures set forth in Section 9.5. 3.5.2 Manufacturing Efficiency: RKM will work continuously and cooperate to improve efficiencies in manufacturing and assembly of the Vehicle to the extent such improvement is practical and achievable for RKM. 3.6 Procurement 3.6.1 Overview: a) RKM and Geely will be responsible for sourcing in accordance with Schedule 2 (Project RASIC). Geely is responsible for KD Parts procurement and RKM shall lead the sourcing for Localized Parts with Geely’s support. b) The Parties should jointly agree on specific KPIs (quality, cost, delivery and sustainability). 3.6.2 Localization Strategy: The Parties have agreed on the list of Localized Parts as set out in Schedule 6 (The List of Localized Parts). For the sake of clarity, any change to the list of Localized Parts should follow the change process set forth in Section 9.5. 3.6.3 Material Cost Target: a) Localized Parts: Material cost target shall be provided to RKM by Polestar and sourcing decisions will be approved by Polestar on a part by part level on a business case basis. [***] b) KD Parts: Material cost target equivalent to t[***]Geely and RKM will work continuously and cooperate to improve part cost efficiencies of the Target Vehicle to the extent such improvement is practical and achievable. 3.7 Quality and Certification 3.7.1 Overview: a) The Parties recognize that the quality of the Target Vehicle is of essence for Polestar and that the Definitive Agreements shall include terms and a detailed process for quality and certification based on the principles set forth in this Section 3.7. b) The Quality Targets for the [***] Vehicle Base Project is attached in Schedule 10 (Quality Targets). These quality targets should be used as a reference for the Quality Targets to be agreed between the Parties for the Target Vehicle. 3.7.2 Vehicle Non-Conformity, Quality Defects and Suppliers’ Recovery: The Parties should work together to analyze and resolve quality related issues and shall jointly develop and agree on a detailed RASIC based on the following principles: a) Geely is responsible for product design related defects and responsibility is regulated by the existing Development Service Agreement, the Product Engineering Service Agreement and future agreements on model year updates or change management

9 between Polestar and Geely. b) RKM is responsible for defects originating from Busan Plant Manufacturing. The scope of the responsibilities and liability cap will be defined and agreed in the Manufacturing and Vehicle Supply Agreement. c) RKM and Geely are responsible for handling claims originating from defective parts of their respective suppliers. The actual compensation received from the suppliers should be passed on Polestar. The detailed process and the cost for supplier recovery will be defined and agreed between the Parties in the Definitive Agreements. d) Geely is responsible for [***]. e) RKM is responsible for [***]. f) Geely will be responsible for the design and release of solutions, with approval of Polestar and RKM, to product related quality issues. The terms and cost for the work will be defined and agreed in a separate Ancillary Agreement. g) RKM will be responsible for the design and release of solutions, with the approval of Polestar and Geely, to manufacturing related quality issues. The terms and cost for the work will be defined and agreed in the Manufacturing and Vehicle Supply Agreement. h) If the quality issue is related to both product and manufacturing or if the issue is very urgent the Parties should cooperate to find an efficient solution. i) Geely will, subject to further agreement, grant access for Polestar to technical data for Polestar to be able to manage the quality related process in accordance with this Section 3.7.2. 3.7.3 Field Services Actions and Authorities’ Investigations: a) For the avoidance of doubt, Polestar shall approve in due time all communication to external parties and authorities. Polestar shall also decide on all field service actions (including recalls) and instruct RKM in their related communication to concerned parties and authorities. RKM shall in turn, relay to Polestar, all communications from any authority, related to questions or investigations regarding Polestar products, without delay and without altering the content. b) Polestar and RKM agree that for the specific case of recalls in the Korean market, the decision of field service actions should be made jointly and in compliance with local regulation. 3.7.4 Product Certification: a) [***]. The estimated cost is included in the project cost outlined in Schedule 4. b) [***] 3.8 Aftersales Spare Parts and Services 3.8.1 The Parties agree that the supply of aftersales spare parts of the Target Vehicle shall be managed by Geely for Dual-sourced Parts and RKM for the Unique Localized Parts. 3.8.2 Geely and RKM shall communicate to the Polestar all necessary information as required by 10 applicable laws and in accordance with the terms of the Definitive Agreements to perform certain aftersales service. 3.8.3 The detailed conditions shall be agreed in the relevant Aftersales Spare Parts Supply Agreements and the Ancillary Agreement regarding aftersales services between the Parties separately. 3.9 Data sharing to perform the Project A list of data requested by RKM for the execution of the Project is attached in Schedule 7 (The List of the Necessary Data). The Parties will in good faith review the list in Schedule 7 (Necessary Data) for the purpose of securing the most efficient manufacturing process development. The Parties should agree on fee, if any, payable to Geely relating to the Necessary Data (including updates). Data already paid for by Polestar under other relevant agreements should not be subject to an additional fee. 4. PROJECT AGREEMENTS 4.1 This Framework Agreement sets the framework for inter alia the localization of the Target Vehicle, the production and supply of Polestar Vehicles in the Plant as well as the financial arrangements agreed between the Parties. Due to the Parties’ cooperation mode, Parties have entered into and will enter into different agreements for the different functions and phases of the Project. 4.2 Definitive Agreements In the event that there are any contradictions or inconsistencies between this Framework Agreement and any of the Definitive Agreements, the Parties agree that the Definitive Agreements shall prevail unless the contractions or inconsistencies affect a Party not Party to the Definitive Agreement. In such, the Framework Agreement shall prevail until the Parties have agreed otherwise. 4.2.1 The Definitive Agreements will include: [***] (collectively, the “Definitive Agreements”) 4.2.2 The signing plan of the Definitive Agreements is set forth in Schedule 9. 4.3 Ancillary Agreements The Parties acknowledge and agree to make their respective commercially reasonable efforts to enter into, or have its applicable Affiliate enter into, such ancillary agreement (such agreements other than this Agreement or the Definitive Agreements, the “Ancillary Agreements”) as the Parties deem necessary and appropriate for the Project. 5. INVESTMENTS 5.1 Overview 5.1.1 The general principle is that the costs for the production of the Target Vehicles in the Plant shall be borne by Polestar under the Manufacturing and Vehicle Supply Agreement and thus covered by the price to be paid for the Target Vehicles thereunder, calculated in accordance with the principles set forth in the Manufacturing and Vehicle Supply Agreement. Notwithstanding the aforementioned, the Parties acknowledge and agree that the production 11 of the Target Vehicles is dependent upon the allocation of initial investments and payments as set out in this Section 4. 5.1.2 The details of the investments including the estimated amounts and payment plan are outlined in Schedule 4 (the Details of Investment and Project Costs) and Schedule 5 (Payment Plan of Investment and Project Costs). 5.1.3 RKM and Polestar have agreed that RKM [***]. Approval of sourcing shall be done in accordance with the Schedule 2 (Project RASIC). 5.1.4 By entering into this Agreement, the Parties acknowledge that (i) they have entered into a binding agreement relating to the investments within the scope set out herein that are required to enable the production of the Target Vehicles and (ii) that the Parties have agreed on the pricing methodology further outlined in Section 6.1 below. 5.2 Vendor Tooling and the Plant In-house Specific Investments 5.2.1 Vendor Tooling and the Plant In-house Specific investment shall be directly invested by Polestar. [***]. 5.2.2 RKM and Polestar recognize that a[***]. 5.3 Plant Non-specific Investments 5.3.1 Plant Non-specific Investments shall be invested by RKM and recharged to Polestar in the Target Vehicle price on the volume to be agreed by RKM and Polestar. 5.3.2 RKM and Polestar recognize that [***]. 5.4 IS/IT To the extent of the amount agreed in the quotation as set forth in Schedule 5 (Payment Plan of Investment and Project Costs), each Party is responsible for performing their respective IS/IT development and adaptation work required for the Project. The Parties will in good faith discuss and agree how to manage additional cost, if any, relating to IS/IT. 6. BUSINESS TERMS 6.1 Pricing of Target Vehicle The principles for calculating the arm´s length prices of the Target Vehicle are specified in the table below. Only for the purpose of this Section 6.1, the capitalized terms used in the table below shall have the meaning set forth in this Section 6.1. [***] 6.2 [***]Pricing of KD Parts The KD Parts pricing will be agreed between the Parties. The KD Parts Supply Agreement to be entered into between RKM and Geely should be subject to Polestar´s approval and such approval should not be unreasonably withheld. 12 6.3 Payment Terms, Incoterms and Currency 6.3.1 The Parties will [***] 6.3.2 Complete Target Vehicles: a) Invoice for a Target Vehicle shall be issued by RKM to Polestar when the complete Target Vehicle has been delivered in accordance with Section 6.3.2 [***]). b) The invoicing and payment shall be made in KRW by bank transfer, unless otherwise agreed between RKM and Polestar. c) All amounts and payments referred to are exclusive of VAT, and any other taxes, for example withholding tax and surcharges. VAT is chargeable on all invoiced amounts only when required by local law and shall be borne by the Polestar. Polestar may appoint a Third Party to handle the requisite VAT registration and recovery. 6.3.3 Vehicle Delivery Terms: a) Unless otherwise agreed between the Parties, the delivery of the Target Vehicles shall take place at[***]agreed between the Parties. b) RKM shall notify Polestar when a Target Vehicle is Factory Complete by registering the Target Vehicle as Factory Complete in the system used by the Parties for such communication. c) Title and risk of loss or damage of the Target Vehicle with respect to each Target Vehicle passes to Polestar at the moment of invoicing in accordance with this Section. d) The working procedure [***] shall be agreed separately by the Parties. 6.3.4 KD Parts: a) Geely shall sell and RKM shall purchase certain quantities of KD Parts to be ordered by RKM for which the detailed terms shall be agreed in the KD Parts Supply Agreement to be entered into between Geely and RKM. b) For the avoidance of doubt, the KD Parts shall only be used by RKM in the assembly of the Target Vehicles in the Plant. c) The KD parts shall be ordered on an individual part ordering basis and aligned with the Target Vehicle ordering plan. d) The delivery of KD Parts shall [***]t. e) Geely shall [***] f) The KD parts shall be invoiced in [***]. 6.4 Delay of delivery of Vehicles 6.4.1 RKM and Polestar agree that RKM, under the Supply and Manufacturing Agreement, shall take all reasonable measures to deliver the Factory Complete Target Vehicles on time and to the quantities agreed in accordance with the agreed volume planning process. 6.4.2 If a delay of the delivery of the Target Vehicle is caused by a component and parts supplier, RKM and Geely shall, to the extent possible, procure that such component and parts supplier

13 takes appropriate measures and remedy the delay. 6.4.3 In the event the quantity of Target Vehicle produced for a certain month is less than the ordered volume of Target Vehicles for such month, [***]. 6.4.4 [***]. 6.4.5 [***]. 6.4.6 Notwithstanding the aforementioned, [***]. 6.4.7 The principle, [***]. 6.5 CO2 Credit In case RKM would have a surplus of CO2 credit arising from the sales of the Target Vehicle in the Korean market, and in case such surplus being traded to generate revenues for RKM, Polestar and RKM should agree on the principles for sharing of such revenues. 7. TAKE OR PAY, EXIT COST AND CAPACITY COMPENSATION 7.1 The Principle of Take or Pay 7.1.1 RKM and Polestar have agreed that the following principle of “Take or Pay” should apply should Polestar order less volume of the Target Vehicles than the Project Reference Volume as set forth in Section 3.3: [***] 7.1.2 The details for such a repayment should be agreed between RKM and Polestar in the Manufacturing and Vehicle Supply Agreement. However, R[***] 7.2 Exit Costs 7.2.1 Should Polestar terminate the Project [***]. 7.2.2 Should Polestar terminate the Project for reasons other than [***]: a) [***]; b) [***]2; c) [***]. 7.2.3 RKM and Geely agree to make their best efforts to minimize the costs and potential claims related to Polestar exit. 7.2.4 Unless otherwise agreed by the Parties, should Polestar not request any production volume for any year, Polestar shall be considered to have exited the Plant (the “Exit”). In such event, Polestar should compensate RKM according to the principles set in this Section 7.2. 7.3 Capacity Compensation 14 In case RKM, for any reason, should not be able to provide Polestar with annual production capacity equal to the Project Reference Volume set forth in Section 3.3, RKM should notify Polestar in writing as soon as reasonably possible. RKM and Polestar should negotiate in good faith and if possible, agree on an adjustment of the production plan. Should an adjustment of the Project Reference Volume plan not be possible, or the agreed adjustment of the production plan does not [***]: a) [***]. b) [***]. 8. INTELLECTUAL PROPERTY RIGHTS 8.1 Right to use 8.1.1 Subject to Section 8.2 and Section 8.3, to perform the Project, RKM shall have access to all necessary technical documentation (as set out in respective Definitive Agreement(s) or Ancillary Agreement(s)) required for the purpose of the Target Vehicle production and parts localization. 8.2 Background IP 8.2.1 Each Party shall remain the sole and exclusive owner of all its Background IP. Nothing contained in this Agreement or Definitive Agreement(s) shall be construed as granting or conferring to one of the Parties any right by license or otherwise to the Background IP except as explicitly stated herein or in the relevant Definitive Agreement(s). To the extent a license is necessarily required by a Party to perform its obligations explicitly stated herein or in the relevant Definitive Agreement(s) or Ancillary Agreement(s), the Party who owns such Background IP hereby agrees to grant the other Parties a license to use such Background IP for the purpose of the Project as described within this Agreement, in accordance with the terms and conditions to be further agreed by relevant Parties in the relevant Definitive Agreement(s), Ancillary Agreement(s) and/or already agreed in other applicable agreements connected to the [***] Vehicle. 8.2.2 Nothing in this Agreement or Definitive Agreement(s) shall be deemed in any way to constitute an assignment of, or license to use, any Trademarks of either Party except as explicitly stated herein or in the relevant Definitive Agreement(s). 8.3 Foreground IP Unless otherwise agreed in the Definitive Agreement or Ancillary Agreement, any Intellectual Property and Know-how developed or created on the Background IP arising from this Project (“Foreground IP”) shall be owned by the Party who owns the underlying Background IP. To the extent a license is necessarily required by a Party to perform its obligations explicitly stated herein or in the relevant Definitive Agreement(s) or Ancillary Agreement(s), the Party who owns such Foreground IP hereby agrees to grant the other Parties a license to use such Foreground IP for the purpose of the Project as described within this Agreement, in accordance with the terms and conditions to be further agreed by relevant Parties in the relevant Definitive Agreement(s) or Ancillary Agreement(s). 9. GOVERNANCE AND CHANGES 9.1 Governance 9.1.1 The Parties shall act in good faith in all matters and shall at all times co-operate in respect of changes to this Project as well as issues and/or disputes arising under this Project, as further 15 presented in Schedule 8 (Governance). 9.1.2 The governance and co-operation among the Parties in respect of this Project shall primarily be administered on an operational level. 9.2 [***]KR Polestar Program Governance Meeting (“[***]KR PPGM”) 9.2.1 Key program status report and decisions (including changes to the Project) shall be managed by the [***]KR PPGM. 9.2.2 For the Project, the Parties should be represented in the [***]KR PPGM by minimum three (3) members having sufficient authority, consisting of one (1) representative of Geely, and one (1) representative of the Polestar, and one (1) representative of the RKM; provided, that such members may invite additional participants (but not as member) for meetings as they deem necessary and appropriate. 9.3 [***]KR Steering Committee 9.3.1 Steering Committee Constitution. The Parties agree to set up the [***]KR Steering Committee jointly composed of three (3) members, consisting of one (1) representative of Geely who has sufficient authority at Geely, and one (1) representative of the Polestar (who shall be the CEO/COO of Polestar), and one (1) representative of the RKM (who shall be the CEO of RKM); provided, that such members may invite additional participants (but not as member) for meetings as they deem necessary and appropriate. Any member of the [***]KR Steering Committee can delegate. 9.3.2 Meetings. The [***]KR Steering Committee shall hold meetings [at least once a quarter or more frequently as the members of the [***]KR Steering Committee shall agree]; provided, that such meeting may be held in person or by remote conference. At such meetings, the members of the [***]KR Steering Committee shall discuss overall management and progress of the Project, any issues escalated to [***]KR Steering Committee from [***]KR PPGM or otherwise deemed appropriate by the members of the [***]KR Steering Committee. Any member of the [***]KR Steering Committee may hold the meeting by requesting the other member (or any other person invited thereby) to attend the meetings by sending a written notice no later than 2 weeks prior to the scheduled meetings and define the agenda as he or she deems appropriate. The minutes of [***]KR Steering Committee shall be agreed and distributed among the Parties. 9.4 Escalation 9.4.1 In the event the relevant Parties on an operational level cannot agree upon inter alia the prioritization of development activities or other aspects relating to the co-operation between the Parties, each Party shall be entitled to escalate such issue to the [***]KR PPGM. 9.4.2 If the [***]KR PPGM fails to agree within 30 Business Days upon a solution of the disagreement the relevant issue should be escalated to the [***]KR Steering Committee for decision. 9.4.3 If the [***]KR Steering Committee fails to agree within 90 Business Days upon a solution of the disagreement the relevant issue should be escalated to the Polestar, Geely and Renault Group level CEO Committee for decision. 9.5 Changes 9.5.1 Each Party can request changes to the Project, including but not limited to changes in Schedule 2 (Project RASIC), Schedule 3 (Vehicle Project Planning) and Schedule 6 (The List of 16 Localized Parts), which shall be handled in accordance with the governance procedure set forth in Section 9 above with the [***]KR PPGM as first instance. Parties agree to act in good faith to address and respond to any change request within a reasonable period of time. 9.5.2 The Parties acknowledge that Parties will not perform in accordance with such change request until agreed in writing among the Parties. For the avoidance of any doubt, until there is agreement about the requested change, all work shall continue in accordance with the existing agreements and relevant service specification. 10. RESPONSIBLE BUSINESS 10.1 Compliance with laws and Code of Conduct 10.1.1 Each Party shall comply with the laws, rules, and regulations of PRC, Korea, US, Canada and all other applicable laws, rules, and regulations of any other jurisdiction which the Vehicles are sold to end customers as duly notified by Polestar to Geely and RKM by prior written notice when performing their respective obligations under this Agreement the country/countries where it operates and all other laws, rules, and regulations of any other jurisdiction which is or may be applicable to the business and the activities of the Parties in connection with this Agreement. And Geely and RKM each Party shall, at their own expense, obtain any and all permits, licenses, authorizations, and/or certificates that may be required regulatory or administrative agency in connection with the conduct of their business, and/or which are necessary for them to perform their obligations under the Agreement necessary to perform their obligations under this Agreement. However, to the extent required by Polestar and outside the normal business course of Geely and/or RKM, Polestar shall bear the expenses for such licenses, authorizations, certificates, etc. required by applicable laws, regulations, and regulations（such as the European Union Battery Law labor rights Act）for the performance of obligations under this Agreement, if Geely and/or RKM needs to carry out traceability, investigation, due diligence and other related work under this Section 10.1.1. 10.1.2 Without limiting the generality of the foregoing, the Parties shall use best commercial effort to , and shall use best commercial effort to cause their sub-tier suppliers to, at all times comply with applicable laws, regulations and statutory requirements including but not limited to those relating to the protection of people’s free enjoyment of labour laws, i.e. such national laws regulating working conditions, work place health and safety, discrimination and the right to freedom of association and collective bargaining(The trade unions and employee representative organizations); internationally recognized human rights contained in the International Bill of Human Rights (i.e. the Universal Declaration of Human Rights, the International Covenant on Economic, Social and Cultural Rights); Ten Principles of the United Nations Global Compact (UNGC) covering human rights, labour standards, the environment and anti-corruption; [***]; where relevant, United Nations Declaration on the Rights of Indigenous Peoples (UNDRIP ); and the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas. To the extent required by Polestar and outside the normal business course of Geely and/or RKM the related expenses incurred relating to this Section 10.1.2 shall be borne by Polestar (i.e. conflict minerals traceability costs, supply chain due diligence and other related costs).

17 10.1.3 Geely and RKM have been provided with and reviewed a copy of Polestar’s Code of Conduct for Business Partners, attached to this Agreement as Schedule 11, which is fundamental to Polestar’ business and values, and each agree that they and their officers, directors, and employees shall comply with the provisions of Polestar’s Code of Conduct for Business Partners or similar principles when performing their obligations under this Agreement. 10.1.4 In case of conflicts or inconsistency between Polestar’s Code of Conduct for Business Partners and applicable laws and/or regulations, or any other legitimate interest of a Party and/or its Affiliates, or clause of this Agreement, the latter including the clauses of this Agreement shall prevail; and if there is no relevant provision in the clauses of this Agreement, the Parties shall engage in friendly negotiations. 10.2 Environment, substance and materials reporting and compliance 10.2.1 Geely and RKM respectively acknowledge that it is important to Polestar that manufacture, and sale of Polestar products be as efficient and sustainable as possible in terms of its impact on the environment. Geely and RKM shall comply with the requirements stated in the sustainability instruction which is to be duly agreed among the Parties in writing in the Definitive Agreements. Geely and RKM shall be obliged to and oblige their suppliers to consider the aspects of human rights, safety, environment and a considerate handling of energy. 10.2.2 Geely and RKM respectively use their best commercial effort to ensure that none of the materials supplied originated in or were secured from a country, organization, or individual subject to sanctions by the United States, the United Kingdom, the European Union, or the United Nations, nor do they include any content that would be regulated under the U.S. Conflict Minerals Law, involve conflict timber, or use any form of forced or child labour whatsoever. 10.2.3 Geely and RKM respectively shall use commercially reasonable efforts to send to Polestar copies of information that relates to the components and parts of the Target Vehicle, their composition, and hazardous materials used in making the Target Vehicle or that Polestar reasonably needs to comply with environmental laws, or is needed, to enable compliance with requirement of an Authority in the country where the sale is made) relating to the hazardous, toxic or other content or nature of the components and parts of the Target Vehicle, or the ability to recycle the components and parts of the Target Vehicle or materials in the Target Vehicle. 10.2.4 Geely and RKM shall use commercially reasonable efforts to comply with Polestar’s requirements relating to use (or prohibition on use) of certain materials and substances in the Target Vehicle and utilize and comply with applicable laws and regulation concerning reporting processes and requirements relating to data, materials or other information such IMDS database described in this Agreement. Any new sourcing of Localized Parts should follow the same sustainability requirements according to what is stated in Section 10.2.1. 10.3 Cyber security 10.3.1 RKM undertakes to have a reasonable cyber security production control plan in place and shall provide reasonable evidence to Polestar upon Polestar’s request that reasonable cyber security controls are applied and implemented by the Plant in due course, all of which shall be in line with requirements of UN ECE Regulation 155 (Uniform provisions concerning the approval of vehicles with regards to cyber security and cyber security management system). 10.3.2 Notwithstanding the generality of the foregoing, RKM shall comply with ISO27000 (information security standards published jointly by the International Organization for 18 Standardization and the International Electrotechnical Commission) to mitigate any risk relating to cyber security for the purpose of performing under this Agreement. Polestar recommends RKM to follow and comply with the relevant requirements of IEC62443 (international series of standards that address cybersecurity for operational technology in automation and control systems). 19 10.4 Export control, sanctions and customs rules 10.4.1 RKM shall use commercially reasonable efforts to procure the information from their component suppliers and thereafter to provide Polestar and Geely such information and documentation necessary or useful for Polestar or Geely comply with laws relating to import, export or re-export of goods. 10.4.2 Each Party represents and warrants to each other that it, any of its Affiliates, officers, directors, or employees: (1) [***] (2) [***]. 10.4.3 [***]. 10.4.4 [***]. 10.5 Anti-Corruption 10.5.1 Each Party represents and warrants that it and its directors and officers have conducted and will conduct their operations and transactions, in particular those related to the Agreement, in compliance with all applicable laws, regulations and rules relating to anti-money laundering, anti-bribery and anti-corruption, including the US Foreign Corrupt Practices Act, the United Kingdom Bribery Act 2010, and all other applicable laws prohibiting bribing government officials and private persons (the “Criminal Laws”), and any legislation implementing the United Nations Convention Against Corruption, the United Nations Transnational Organized Crime Convention; or the Organization for Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, provided that the detailed scope of Criminal Laws and above legislation shall be reviewed separately. 10.5.2 Each Party represents and warrants that it has implemented policies and procedures aiming at preventing corruption and bribery, including effective sanctions against any activity of its directors, officers and employees that might be considered a corrupt or illegal practice under the Criminal Laws. 10.6 Consequences of non-compliance 10.6.1 Each Party shall promptly notify the other Parties if a Party knows or has reason to believe that a breach of the Code of Conduct for Business Partners or any provision of this Section 10 has occurred in connection with this Agreement, or if a Party or any owner, officer, or director thereof comes under investigation or is convicted of any serious offense (defined as a felony or its equivalent) or if any owner, officer, director or employee comes under investigation or is convicted of any offense in connection with the Agreement. 11. INDEMNIFICATION If a Party is in breach of any of its obligations under this Agreement, the breaching Party shall indemnify the other Party for any actual and direct damages, loss, cost or expense or additional obligation (including any obligation to pay money) suffered or incurred by the non-breaching Party as a result of the breach. 12. CONFIDENTIALITY 12.1 The Parties shall take any and all necessary measures to comply with the security and 20 confidentiality procedures of the other Parties. 12.2 All Confidential Information shall only be used for the purposes comprised by the fulfilment of this Agreement. Each Party will keep in confidence any Confidential Information obtained in relation to this Agreement and will not divulge the same to any Third Party, unless the exceptions specifically set forth below in this Section 12.2 below apply, or when approved by the other Party in writing, and with the exception of their own officers, employees, consultants or sub-contractors with a need to know as to enable such personnel to perform their duties hereunder. This provision will not apply to Confidential Information which the Receiving Party can demonstrate: a) was in the public domain other than by breach of this undertaking, or by another confidentiality undertaking; b) was already in the possession of the Receiving Party before its receipt from the Disclosing Party; c) is obtained from a Third Party who is free to divulge the same; d) is required to be disclosed by mandatory law, court order, lawful government action or applicable stock exchange regulations; or e) is developed or created by one Party independently of the other, without any part thereof having been developed or created with assistance or information received from the other Party.

21 12.3 The Receiving Party shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, as the Receiving Parts uses to protect its own Confidential Information of similar nature, to prevent the dissemination to Third Parties or publication of the Confidential Information. Further, each Party shall ensure that its employees and consultants are bound by a similar duty of confidentiality and that any subcontractors taking part in the fulfilment of that Party’s obligations hereunder, enters into a confidentiality undertaking containing in essence similar provisions as those set forth in this Section 12. 12.4 Any tangible materials that disclose or embody Confidential Information should be marked by the Disclosing Party as “Confidential,” “Proprietary” or the substantial equivalent thereof. Confidential Information that is disclosed orally or visually shall be identified by the Disclosing Party as confidential at the time of disclosure, with subsequent confirmation in writing within 30 days after disclosure. However, the lack of marking or subsequent confirmation that the disclosed information shall be regarded as “Confidential”, “Proprietary” or the substantial equivalent thereof does not disqualify the disclosed information from being classified as Confidential Information. 12.5 For the avoidance of doubt, this Section 12 does not permit disclosure of source code to software, and/or any substantial parts of design documents to software, included in the Foreground IP, to any Third Party, notwithstanding what it set forth above in this Section 12. Any such disclosure to any Third Party is permitted only if approved in writing by the Disclosing Party. 13. TERM AND TERMINATION 13.1 Effectiveness This Agreement becomes effective on the date of signature of this Agreement and shall remain in full effect until the first anniversary after the End of Production unless mutually terminated by the Parties or terminated pursuant to Section 13.2 or Section 13.3 below. 13.2 Termination This Agreement may be early terminated with immediate effect: a) by a non-breaching Party if any other Party breaches any provision of this Agreement which will result in material adverse impact on the Project, and has failed to remedy such breach within sixty (60) days of receipt of a written notice from the non- breaching Party specifying such breach in question and requesting that such breach be remedied; b) by any Party (other than the bankrupt Party) if any other Party commences proceedings under applicable bankruptcy laws or dissolution, insolvency, liquidation or if any such proceeding is commenced against such other Party which remains undismissed for one hundred and eighty (180) days; c) by any Party in case of prolonged Force Majeure under the circumstances set out in Section 14, leading to the failure of realizing the purpose of the Agreement; 13.3 Cross-termination If any of the Definitive Agreements needs to be terminated due to a material breach or any insolvency or bankruptcy event of either Party or its Affiliates pursuant to the terms and conditions thereof, the non-breaching Party(ies) shall be entitled to escalate, among others, the 22 following matters according to the escalation principles set forth under Section 9 above, with the [***]KR PPGM as first instance, for a decision which shall be binding upon the Parties: a) any termination of or amendment to a Definitive Agreement or this Agreement; b) any possible measures or solutions for mitigating the negative consequences, whether in conjunction with or separate from such termination or amendment; and c) any compensation payable by a breaching Party to the non-breaching Party(ies). 13.4 Consequences of termination 13.4.1 Existing rights and obligations: Termination of this Agreement shall not affect the rights and obligations of the Parties incurred prior to such termination or caused by such termination, which shall survive such termination until the expiration of the applicable statute of limitations under the applicable laws. 13.4.2 Indemnification: To the extent the termination of this Agreement is attributable to a Party’s breach of this Agreement then such Party shall compensate the non-breaching Parties against the losses and damages suffered by the non-breaching Parties in accordance with Section 11. 13.4.3 Survival: Sections 11 (Indemnification), 12 (Confidentiality), 13.4.3 (Survival), 15 (Governing Law), 16 (Settlement of Disputes) and other Sections hereof which by their nature are intended to survive, shall survive the termination of this Agreement. 14. FORCE MAJEURE 14.1 A Party shall not be liable to the other Parties for any loss, injury, delay, damages or other casualty suffered or incurred by the latter due to Force Majeure, and any failure or delay by any Party in performance of its obligations under this Agreement due to Force Majeure shall not be considered as a breach of this Agreement. 14.2 The Party suffering Force Majeure shall notify the other Parties in writing promptly after the occurrence of such Force Majeure and shall, to the extent reasonable and lawful, use its best efforts to remove or remedy such cause. 15. GOVERNING LAW This Agreement shall be governed by and construed in accordance with the laws of Singapore. 16. SETTLEMENT OF DISPUTES 16.1 Consultations and Arbitration 16.1.1 Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, in accordance with the Rules of Singapore International Arbitration Centre, by one or more arbitrators appointed in accordance with the said Rules. The arbitration shall take place in Singapore International Arbitration Centre. The language to be used in the arbitral proceedings shall be English. 16.1.2 Irrespective of any discussions or disputes between the Parties, each Party shall always continue to fulfil its undertakings under this Agreement unless the arbitral tribunal decides otherwise. 23 16.1.3 In any arbitration proceeding, any legal proceeding to enforce any arbitration award, or any other legal proceedings between the Parties relating to this Agreement, each Party expressly waives the defence of sovereign immunity and any other defence based on the fact or allegation that it is an agency or instrumentality of a sovereign state. Such waiver includes a waiver of any defence of sovereign immunity in respect of enforcement of arbitral awards and/or sovereign immunity from execution over any of its assets. 16.1.4 All arbitral proceedings as well as any and all information, documentation and materials in any form disclosed in the proceedings shall be strictly confidential. 17. PERSONAL DATA PROTECTION 17.1 In the context of their contractual relations, the Parties undertake to comply with their obligations arising from the application of the applicable laws regarding Personal Data. Notwithstanding the foregoing, for this project, the obligations of each party shall be referred to the “R” part of the RASIC principle as agreed among the Parties. 17.2 In the event that a Party is required to collect and process the identification data of the legal representative and employees of the other Party for the purpose of concluding and performing this Agreement, and more broadly for the management of their contractual relations, by way of derogation from the following stipulations, each Party acts as an independent Data Controller. Accordingly, each Party shall be responsible for collecting processing, sharing and transferring the Personal Data in accordance with the Applicable Laws on Personal Data and in particular for collecting and sharing consent (if applicable) or to respond to Data Subjects rights (access, rectification, erasure, etc.). 17.3 In the event the Parties are required to collect and process Personal Data for other purposes than the above-mentioned one, the Parties shall conclude a specific data protection agreement. 18. AUDIT RIGHTS 18.1 RKM, to the extent permitted by applicable law, shall permit and shall cause their sub-tier component suppliers to permit, one or more of Polestar and its designated representatives to conduct an audit of, and inspect the premises of RKM and their sub-tier suppliers (but excluding Geely and Geely’s Affiliates, each an “Auditee” for purposes of this Section 18) on at least five days’ notice to determine whether Auditee has complied with its obligations under or in connection with the Agreement. If Polestar reasonably believes that advance notice will interfere with Polestar verifying whether Auditee has complied with its obligations under the Agreement, Auditee will permit an audit without advance notice. Polestar will be responsible for the cost of each such audit, unless the audit shows that Auditee has breached one or more obligations under the Agreement, in which case the Auditee will be responsible for the cost of any such audit. Polestar should strive to limit the number of audits per year. 18.2 RKM, to the extent permitted by applicable law, shall cooperate with and shall cause their sub- tier suppliers (but excluding Geely and its Affiliates) to cooperate with, Polestar and its designated representatives in conduct of an audit under this Section 18 and shall provide, and shall cause its sub-tier suppliers (but excluding Geely and its Affiliates) to provide, Polestar with access to all premises, information and personnel that Polestar reasonably requests to have access to. Auditee may withhold information only if Auditee demonstrates that disclosing that information would be unlawful, would violate stock exchange regulations, or would breach a confidentiality obligation contained in a contract between Auditee and anyone other than one of its sub-tier suppliers. 18.3 During the term of this Agreement and two years thereafter or as long as required by law, whichever is longer, RKM shall maintain, and shall try its best commercial effort to cause its 24 sub-tier suppliers (but excluding Geely and its Affiliates) to maintain, in accordance with best practices in the industry, sufficient records to allow Polestar to determine whether the Auditee has complied with its obligations under the Agreement. 18.4 Polestar shall have the same or substantially similar inspection right as set out in Section 18 of the Manufacturing and Vehicle Supply Agreement between Geely and Polestar for the [***] Vehicle Base Project, on Geely and/or its Affiliates involved in the Project. 19. MISCELLANEOUS 19.1 Unsettled Issues of the Project Issues not specified herein and not specified in this Agreement or the Definitive Agreements shall be friendly negotiated by the Parties in good faith with reference to the principles agreed in this Agreement and based on the original intention of the Parties on cooperating the Project. 19.2 Further Assurance Each of the Parties shall execute, and so far as each is able, procure that any necessary Third Party and shall execute all such documents and/or do, or, so far as each is able, procure the doing of such acts and things as shall be reasonably required to give effect to this Agreement and any documents entered into pursuant to it and to give to the other Parties the full benefit of all the provisions of this Agreement. 19.3 Entire Agreement This Agreement together with all the schedules and appendicies attached hereto embodies all the terms and conditions agreed between the Parties relating to the subject matter of this Agreement and supersedes and cancels in all respects all previous correspondence and any other previous agreements and undertakings (if any) between them with respect to the subject matter hereof, whether written or oral. All the schedules could be amended by all the Parties from time to time subject to a decision according to Section 9.5. 19.4 No Immunity Each Party hereby irrevocably and unconditionally waives and agrees not to claim or plead any right of immunity (whether characterized as sovereign immunity or otherwise) in respect of itself or any of its property or assets, including immunity from jurisdiction, immunity from attachment prior to entry of judgment, immunity of attachment in aid of execution of judgment, and immunity from execution of judgment all in respect of any legal suit, action or proceeding arising out of or relating to this Agreement; the term “judgment” as used herein shall also refer to the recognition and enforcement of an arbitral award. 19.5 Amendment or Variation No purported variation of this Agreement is effective unless it was made in writing and signed by all Parties hereto. 19.6 Notice 19.6.1 A Notice or other communication given under or in connection with this Agreement (“Notice”) shall be: a) In writing;

25 b) In the English language; and c) Sent by a Permitted Method (as defined below) to the Notified Address. 19.6.2 “Permitted Method” means any of the methods set out in the first column below. The second column sets the date on which a Notice given by such Permitted Method is deemed to be given, provided the Notice was properly addressed and sent in full to the Notified Address: Permitted Method Date on which the Notice is deemed given e-mail The day if sent during the business hour during the Business Day. Otherwise, the next Business Day Personal delivery When left at the Notified Address, as evidenced by a written receipt Registered or pre-paid post in Korea Two (2) business days after posting Pre-paid airmail Six (6) business days after posting 19.6.3 The Notified Address of each Party is set out below: To Geely : Geely Auto Group Co., Ltd 1760 Jiangling Road Binjiang District Hangzhou, Zhejiang Province PRC Attention: [***] Email: [***] To RKM: Renault Korea Motors Co., Ltd Renault Samsung Daero 61 Gangseo-gu, Busan, South Korea Attention: [***] Email: [***] With a copy not constituting notice to: Renault Korea Motors Co., Ltd Attention: Legal Counsel Email: [***] To Polestar: Polestar Performance AB Assar Gabrielssons väg 9 401 35 Göteborg Sweden Attention: [***] Email: [***] With a copy not constituting notice to: 26 Polestar Performance AB Attention: Legal Counsel Email: [***] A Party may, by Notice to the other Parties, substitute any other Notified Address for the Notified Address set out above. 19.7 Severability If any term or provision in this Agreement is held to be illegal or unenforceable in whole or in part under any enactment or rule of law, such term or provision, or such part of the term or provision, is deemed to that extent not to form part of this Agreement, but the enforceability of the remainder of this Agreement will not be affected. The Parties shall negotiate in good faith as soon as possible to replace any such illegal, invalid or unenforceable provision hereof by a suitable provision as comes closest to the original intent and to the benefit of the Parties in an acceptable manner so as to consummate the transactions contemplated herein as originally contemplated as much as possible. 19.8 Waiver Any Party’s failure to insist on the strict performance of any provision of this Agreement shall not be deemed to be a waiver thereof or of any right or remedy for breach of a like or different nature. No waiver is effective unless specifically made in writing and signed by a duly authorized officer of the Party granting such waiver. 20. SCHEDULES 20.1 The schedules of this Agreement include the following: • Schedule 1 (Definitions) • Schedule 2 (Project RASIC) • Schedule 3 (Vehicle Project Planning) • Schedule 4 (The Details of Investment and Project Costs) • Schedule 5 (Payment Plan of Investment and Project Costs) • Schedule 6 (The List of Localization of Parts) • Schedule 7 (The List of the Necessary Data) • Schedule 8 (Governance) • Schedule 9 (Definitive Agreements Signing Plan) • Schedule 10 (Quality Targets) • Schedule 11 (Polestar’s Code of Conduct for Business Partners) [Signature Pages Follow] Signature Page to Framework Agreement – [***]KR IN WITNESS whereof, each of the Parties hereto has caused this Agreement to be executed by its duly authorized representative on the date first set out above. Concurrently with the execution of this Agreement, each of the Parties hereto has caused all pages of the attached Schedules to be initialed by its duly authorized representative on the date first set out above. (signature page) FOR Geely Auto Group Co., Ltd.: Tong Zhiyuan, Vice President _____________________________________________ Authorized Representative: Signature Page to Framework Agreement – [***]KR FOR Polestar Performance AB: Jonas Engström, Head of Operations ______________________________________________ Authorized Representative: Jonas Engström, Head of Operations Anna Rudensjö, General Counsel ______________________________________________ Authorized Representative: Anna Rudensjö, General Counsel

Signature Page to Framework Agreement – [***]KR FOR Renault Korea Motors Co., Ltd.: Stephane Deblaise, CEO ______________________________________________ Authorized Representative: Stephane Deblaise, CEO 30 SCHEDULE 1. DEFINITIONS “Affiliate” means any corporation, association, or other entity which, directly or indirectly, controls a Party or is controlled by said Party or is under common control with said Party, where “control” means power and ability to direct the management and policies of the controlled enterprise through ownership of voting shares of the controlled enterprise or the right or power in fact to direct policy or management of such other entity, specifically, (i) for Polestar, any other legal entity that is directly or indirectly controlled by Polestar Automotive Holding UK PLC, however excluding Geely and its Affiliates; and (ii) for Geely, any other legal entity that is directly or indirectly controlled by [Geely Auto Group Co., Ltd.] however excluding Polestar and its Affiliates. “Agreement” has the meaning set forth in the Preamble. “Ancillary Agreements” has the meaning set forth in Section 4.2. “Background IP” means any and all Intellectual Property Rights which are conceived, developed, made, acquired or possessed by a Party and/or its affiliates (i) prior to the commencement of the Project and/or (ii) outside the scope of the Project. “Business Day” means any day, other than a Saturday or Sunday, on which banks are open for business in Seoul, Korea, Beijing, the PRC, and Goteborg, Sweden. “CBU Manufacturing” means complete built up manufacturing including stamping, body assembly, paint, trim and chassis. "Confidential Information” means any and all non-public information regarding the Parties and their respective businesses, whether commercial or technical, in whatever form or media, including but not limited to the existence, content and subject matter of this Agreement, information relating to Intellectual Property Rights, concepts, technologies, processes, commercial figures, techniques, algorithms, formulas, methodologies, know-how, strategic plans and budgets, investments, customers and sales, designs, graphics, CAD models, CAE data, statement of works (including engineering statement of works and any high level specification), targets, test plans/reports, technical performance data and engineering sign-off documents and other information of a sensitive nature, that a Party learns from or about the other Parties prior to or after the execution of this Agreement. “Data” means the collection of recorded values (which can be characters, numbers or any other date type) that can via processing to be extracted to meaning or information, relating to the Target Vehicle. “Data Controller” means a natural or legal person, public authority, agency or other body which, alone or jointly with others, determines the purposes and means of the Processing of Personal Data. “Data Subject” means an identified or identifiable natural person to whom Personal Data relates. “Definitive Agreements” has the meaning set forth in Section 4.2. 31 “Dual-sourced Parts”: means parts which are dual-sourced and interchangeable between different sourcing alternatives and the list of which should be further agreed between the Parties. "Factory Complete" means when a Target Vehicle fulfils and complies with all RKM’s inspections and quality assurance processes, being in a deliverable condition and fully checked by RKM to be in compliance with Polestar’s demands and requirements. “Force Majeure” means any event, circumstance or condition that (i) directly or indirectly prevents the fulfilment by the affected Party of any material obligation under this Agreement, (ii) is beyond the reasonable control of the affected Party, and (iii) could not have been avoided by the exercise of reasonable prudence, or reasonably overcome in whole or in part by such affected Party. Subject to the fulfilment of the aforementioned conditions (i), (ii) and (iii), a Force Majeure Event includes, but is not limited to, acts of God, war, terrorism, commotion, riot, blockade or embargo, fire, explosion, earthquake, epidemic, flood, windstorm. “Government Official” means (a) any official, officer, employee, director, principal, consultant, agent or representative of any government, ministry, body, department, agency, instrumentality or part thereof, any public international organization, any state-owned or state- controlled entity, military forces, agency or enterprise, or of any political party; (b) any person acting in an official capacity or exercising a public function for and on behalf of any of the foregoing; and (c) any candidate for political office. “Hardship Event” means a material shortage or constraint of supply of parts, beyond the Parties’ reasonable control which objectively makes the fulfilment of the delivery obligation becomes excessively onerous from a commercial or financial perspective. “Intellectual Property Rights” or “IP” means all intellectual and industrial property rights and similar rights of any kind whatsoever existing now or hereafter, including but not limited to present and future copyrights, designs, inventions, patents including process patents, design rights, topography rights, models, whether or not registered, and including applications for registration, rights in Confidential Information and Know-How to the extent protected under applicable laws anywhere in the world. For the avoidance of doubt, Trademarks are not comprised by this definition. “KD Parts” means parts and components which will not be localized but will be carry-over from the [***] Vehicle and supplied by Geely to RKM for the production of the Target Vehicle (for the sake of clarify, Localized Parts are not considered as KD Parts). “Know-How” shall mean all confidential and proprietary industrial, technical and commercial information and whether in tangible or intangible form comprising but not limited to processes, methodologies, trade or industrial secrets, techniques, tables of operating conditions, specifications, component and feature lists. “Life Cycle” means the period from the SOP Dates to the end of production dates of the Target Vehicles as agreed by the Parties. “Localized Parts” means parts and components which will be localized and sourced from Korean suppliers, with production in Korea, for the production of the Target Vehicles in the Plant and as specified in Schedule 6 (The List of Localized Parts). “Notice” has the meaning set forth in Section 19.6.1. 32 “Parties” has the meaning set forth in the Preamble. “Personal Data” means any information relating to the Data Subject. “Plant” has the meaning as set forth in Section 3.4.2a). “Processing” means any operation or set of operations which is performed on Personal Data or on sets of Personal Data, whether or not by automated means, such as collection, recording, organization, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction. “PRC” means the People’s Republic of China (only for the purpose of this Agreement, excluding Hong Kong, Macau and Taiwan). “Project” has the meaning set forth in Section 3.1.1. “Project RASIC” means the agreed split of responsibilities between the Parties the management of the Project and relevant Life Cycle of the Target Vehicles, in accordance with the RASIC attached as Schedule 2. “Project Reference Volume” has the meaning set forth in Section 3.3.1. “[***]KR PPGM” means Polestar Program Governance Meeting as further described in Section 9.2. “[***] Vehicle” has the meaning set forth in the Recitals. “[***] Vehicle Base Project” has the meaning set forth in the Recitals. “Receiving Party” means the Party (and/or its Affiliates or representatives) who receives the Confidential Information from the Disclosing Party. “SOP” means the dates of start of production of the Target Vehicle. “SOP Dates” means the dates of start of production of the Target Vehicle to be further agreed by the Parties in the relevant Definitive Agreement. “Target Vehicles” means the vehicle set forth in Section 3.2a). “Technical Specifications” means (i) all the required vehicle specifications as agreed between Geely and Polestar that are necessary to manufacture the Target Vehicle and (ii) all other written or printed technical information or software stored in any media or materials or prototypes communicated to RKM by Polestar(or Geely on behalf of Polestar) and all reproductions, excerpts and summaries thereof, and all modifications and/or improvements thereof made by or for RKM and (iii) Know-How. Examples are necessary product drawings, material lists, assembly instructions and quality requirements on paper or in electronic form provided by Geely to RKM for the manufacturing of the Target Vehicle in accordance with the terms and conditions of this Agreement. “Third Party” means any Person that is not a Party.

33 “Trademarks” means trademarks (including part numbers that are trademarks), service marks, logos, trade names, business names, assumed names, trade dress and get-up, and domain names, in each case whether registered or unregistered, including all applications, registrations, renewals and the like. “Unique Localized Parts” means Localized Parts which is mono-sourced/single-sourced and not interchangeable with other sourcing alternatives and the list of which should be further agreed between the Parties. “Vehicle Product Engineering” has the meaning set forth in Section 3.4.1a). “Vehicle Production Development” has the meaning set forth in Section 3.4.2a). 1Internal Information - Polestar Key Information [***] SCHEDULE 2: RASIC [***] Confidential C SCHEDULE 3: Vehicle Project Planning [***] 3Internal Information - Polestar SCHEDULE 4: The Details of Investment and project costs (1/3) RKM and Polestar have agreed that RKM [***] [***]

4Internal Information - Polestar SCHEDULE 4: The Details of Investment and project costs (2/3) [***] 5Internal Information - Polestar SCHEDULE 4: The Details of Investment and project costs (3/3) [***] 6Internal Information - Polestar SCHEDULE 5: Payment plan of Investment and project costs RKM and Polestar have agreed that RKM [***] [***] 7Internal Information - Polestar Schedule 6 – Localization Parts [***]

8Internal Information - Polestar SCHEDULE 7: The List of the Necessary Data [***] Renault9 Strategy level meeting Steering Committee Governance Meeting (***) PPGM Milestone meeting * Sourcing committee Working Level Meeting Vehicle Project Management Meetings ** Business Frequency: On demand/Weekly Frequency: Quarterly or Adhoc Frequency: Weekly/On demand Level#1 • Polestar CEO/COO • Geely: Geely VP • RKM : CEO Participants Level#3 **** • Polestar: Project/Business manager • Geely : Project/Business manager • RKM: CVE/CPE/PPM/Business Leader Level#2 *** • Polestar: Program/Finance director • Geely : Program director • RKM: Program/Finance director SCHEDULE 8: Governance Structure Renault10 SCHEDULE 9: Definitive Agreements Signing Plan [***] Internal Information - Polestar [***] [***] Schedule 10 - Quality Target [***] Vehicle Base Project (1/2)

Internal Information - Polestar 12 Schedule 10 - Quality Target [***] Vehicle Base Project (2/2) [***] [***] Polestar Legal is responsible for ensuring that the latest version of this Code of Conduct for Business Partners is published and available on polestar.com and for all employees on the Polestar intranet. The original language of this document is English. POLESTAR CODE OF CONDUCT FOR BUSINESS PARTNERS Page 2 of 12 Table of Contents Purpose ...................................................................................................................................... 3 Principles .................................................................................................................................... 3 Polestar’s Expectations from its Business Partners .................................................................. 4 A. Working Conditions and Human Rights ......................................................................... 4 Child Labour ....................................................................................................................... 4 Forced Labour .................................................................................................................... 4 Terms of Employment ........................................................................................................ 4 Wages and benefits ............................................................................................................ 4 Working Hours .................................................................................................................... 5 Freedom of Association and Collective Bargaining ........................................................... 5 Health and safety ................................................................................................................ 5 Non-Discrimination and Equal Opportunities ..................................................................... 5 B. Caring for the Environment ............................................................................................. 5 General expectations.......................................................................................................... 5 Environmental impact of Business Partners’ operations ................................................... 6 Responsible Sourcing of Minerals and Metals ................................................................... 6 Precautionary Principle....................................................................................................... 7 C. Business Integrity ........................................................................................................ 7 Anti-Corruption.................................................................................................................... 7 Conflict of Interest ............................................................................................................... 8 Fair Competition and Business Practices .......................................................................... 8 Trade Sanctions and Export Control .................................................................................. 9 Protecting Polestar’s Confidential Information and Intellectual Property .......................... 9 Data Protection ................................................................................................................. 10 D. Audit right .................................................................................................................. 10 E. Reporting and Cooperation........................................................................................... 10 F. Consequences of violations .......................................................................................... 11 Page 3 of 12 PURPOSE This Code of Conduct for Business Partners (the “Code”) articulates a vision of responsible business behaviour and sets forth the business principles that Polestar1 requires all its Business Partners to abide by in the course of their business relationship with Polestar. The term “Business Partner” covers any person or entity (including its directors, officers and employees) that Polestar does business with, including but not limited to organisations that supply goods or services to Polestar, or that sell Polestar products and services, and representatives who conduct business on Polestar’s behalf. PRINCIPLES Polestar is committed to responsible business and intends to demonstrate this commitment to integrity, business responsibility and trust throughout its value chain. Therefore, Polestar expects the same level of commitment from its Business Partners. By entering into a business relationship with Polestar and during the term of this business relationship, Business Partners are required to: - conduct their business in compliance with applicable laws and regulations (which requires Business Partners to maintain awareness regarding these laws and regulations) and with the principles stated in this Code; and - ensure that their employees and subcontractors are made aware of and comply with applicable laws and regulations and with the principles set forth in this Code; in particular, Business Partners are expected to choose the suppliers they retain in relation with Polestar business with appropriate due diligence, communicate the principles set out in this Code (or equivalent principles) to their suppliers and ensure compliance with these principles. This Code covers Polestar’s requirements and expectations on its Business Partners when it comes to protecting working conditions and human rights, caring for the environment and doing business with integrity (including a zero tolerance policy for bribery and corruption). There may be instances when the principles set forth in this Code differ from local law or customs in a particular country. If that is the case, and local law or customs impose higher standards than those set out in this Code, local law and customs should always apply. On the other hand, if this Code provides for a higher standard, the Code should prevail, unless this results in illegal activity. This Code includes requirements that are based on internationally recognized principles that Polestar strongly supports, such as: - internationally-proclaimed human rights conventions, in particular the International Bill of Human Rights, the eight core conventions of the International Labour Organization (ILO) 2 and Article 32 of the United Nations Convention on the Rights of the Child, as well as the United Nations Guiding Principles on Business and Human Rights; 1 “Polestar” means Polestar Automotive Holding UK PLC and its subsidiaries (i.e. all persons and entities directly or indirectly controlled by Polestar Automotive Holding UK PLC, where control may be by management authority, equity interest or otherwise). 2 International Labour Organization conventions numbers 29, 87, 98, 100, 105, 111, 138 and 182.

Page 4 of 12 - the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and the OECD Guidelines for Multinational Enterprises. POLESTAR’S EXPECTATIONS FROM ITS BUSINESS PARTNERS Business Partners are required to meet all of the following requirements in the course of their business relationship with Polestar, and we expect them to be managed professionally and systematically. A. Working Conditions and Human Rights Polestar expects its Business Partners to: - provide their employees with working conditions that are in line with international labour standards, in particular with the eight core conventions of the ILO; and - respect and promote internationally proclaimed principles for human rights, including children’s rights. Polestar supports the requirements of the ILO and expects its Business Partners to adhere to and respect the ILO standards. Child Labour Business Partners shall work to prevent all forms of child labour. Under no circumstances should employment be offered to a person younger than 15 years of age (or 14 where the national law so allows) or younger than the countries legal minimum age, if higher than 15. Forced Labour There can be no forced labour of any kind relating to Polestar’s business, products and services. Therefore, Business Partners must not use forced labour, regardless of its form. This prohibition includes debt bondage, trafficking and other forms of modern slavery. Terms of Employment Business Partners must guarantee that the working conditions for their employees comply with all applicable legal requirements. In addition, each employee should have the right to receive written information, in a language that they can easily understand, specifying their terms of employment. Wages and benefits Business Partners shall pay employees wages and benefits that meet or exceed the legal minimum standards, collective bargaining agreements or appropriate prevailing industry standards, whichever is higher. Deductions are accepted only in accordance with applicable law, regulations and collective bargaining agreements. Deductions from wages as a disciplinary measure shall not be permitted. Information about wages and benefits must be available to all employees, in a language that they can understand, timely and in accordance with applicable laws. Page 5 of 12 Polestar recommends its Business Partners to provide their employees with a total compensation that is adequate to cover basic needs and enable a decent standard of living. Business partners are also recommended to systematically strive to ensure fair wages. Working Hours Business Partners must comply with applicable legislation regarding working hours (including but not limited to overtime and overtime compensation) and rest rules. Freedom of Association and Collective Bargaining Business Partners shall respect the rights of their employees to lawfully form, join or exclude themselves from employer-employee relationship-related associations and to bargain collectively, where permissible by local laws. Business Partners must also ensure that employees are given the opportunity to discuss their working conditions with management without fear of retaliation. Health and safety Safety should always be one of the most important factors in any decision. Business Partners must at all times provide and maintain a safe and healthy working environment that meets, and preferably exceeds, applicable standards and legal requirements. Non-Discrimination and Equal Opportunities Business Partners must not engage in any form of discrimination based on gender, ethnicity, religion, age, disability, sexual orientation, nationality, political opinion, union affiliation, social background or other characteristics protected by applicable law. All employees must be treated with respect, dignity and common courtesy. B. Caring for the Environment Business Partners must ensure that they comply with all applicable environmental laws and regulations. In addition, Business Partners are expected to support Polestar’s commitment to protecting the environment and limiting our overall environmental impact throughout the value chain. This involves taking a proactive approach towards reducing the environmental footprint of their operations, products and services, including through reducing emissions and conserving resources. In this respect, Business Partners are expected to support the move towards a circular economy. They are also expected to put similar environmental expectations on their own supply chain. General expectations Business Partners are expected to have: - an environmental management program, which monitors the use of resources to ensure efficiency; identifies and mitigates any related risks; and allows them to continuously improve their environmental performance; - an open dialogue with Polestar on environmental matters, and cooperate with them to improve our, as well as their own, performance. Business Partners should also be transparent and provide Polestar with any necessary environmental data, when requested; - procedures in place to manage environmental performance of own business partners; Page 6 of 12 - procedures in place to communicate environmental performance with relevant stakeholders and affected parties, when applicable. Environmental impact of Business Partners’ operations Where relevant, Business Partners are expected to perform activities that aim at reducing their environmental impact, including but not limited to: - Reducing Greenhouse Gas Emissions occurring in their own operations, as well as their wider value chain; - Increasing energy efficiency and their use of renewable energy; - Air quality control & emissions management; - Supporting the reduction of waste, through reuse & recycling, and the provision of sustainable material; - Water quality & consumption management; - Ensuring the safe management of chemicals used in operations and products. Responsible Sourcing of Minerals and Metals Business Partners are expected to use only minerals and metals that have been extracted and traded in such a way that does not contribute to human rights abuses, unethical business conduct (e.g. corruption), environmental damage or funding for conflicts. Business Partners are expected to ensure that they and their suppliers exercise due diligence within their operations to ensure metals and minerals are responsibly sourced and traded. They should make available these due diligence measures to Polestar upon request. Business Partners are also required to fully support and co-operate with Polestar’s efforts to secure full transparency and traceability of their 3TG and cobalt supply chain. Page 7 of 12 Precautionary Principle Polestar also expect Business Partners to always apply the precautionary principle, which means that they are expected to always take precautionary measures whenever there is reason to believe that a potential action may negatively impact the health or safety of a person, society or the environment. C. Business Integrity As the business relationship between Polestar and its Business Partners must be based on trust, transparency, honesty and accountability, Business Partners are expected to conduct their business ethically and with the utmost integrity, which includes: Anti-Corruption Business Partners and their subcontractors must conduct their operations and transactions in compliance with applicable laws and regulations relating to anti-bribery and anti-corruption. In line with Polestar’s zero tolerance for bribery and corruption, Business Partners and their subcontractors shall never engage in, or tolerate, any act or omission that could possibly be construed as a form of bribery or corruption. Consequently, Business Partners must ensure that they do not offer or receive any form of inappropriate benefit (gift, favour or hospitality)3 with the intention to improperly influence a business decision, whether it involves government officials or private individuals. Business Partners are encouraged to pay particular attention to the following situations that are usually considered more risky when it comes to bribery and corruption: - interactions with public officials: certain stricter rules apply when dealing with public officials; for example, facilitation payments are always forbidden; - use of intermediaries, in particular agents: many cases of bribery involve third party intermediaries (sales consultants, agents, brokers, etc.) that may use part of their remuneration to provide bribes; intermediaries must be chosen on the basis of appropriate selection criteria and due diligence; - donations to charity, associations or political parties and sponsoring activities: these activities can be routes for bribery and corruption. As a principle, Polestar expects its Business Partners to refrain from providing gifts, favours or hospitality to Polestar directors, officers and employees. In all cases, social amenities offered by Business Partners to Polestar employees: - cannot be intended to improperly influence the recipient’s business judgement or create the appearance of doing so; - must be customary and appropriate business courtesies, i.e. they should not embarrass Polestar or harm its reputation; - must be reasonable in value and frequency. Should a Polestar employee ask for any improper payment or incentive in breach of this Code, Business Partners are expected to notify Polestar in accordance with section E below, even if the request is denied. 3 The notion of inappropriate benefit includes, but is not limited to such as monetary gifts, monetary loans, pleasure trips or vacations, luxury goods, concealed commissions or kickbacks.

Page 8 of 12 Business Partners are also expected to ensure that all of their reports, records and invoices are accurate and complete, and that they contain no false or misleading information. Conflict of Interest Any situation that may involve a conflict of interest, or the appearance of a conflict of interest, between Polestar and its Business Partners must be avoided: the professional judgement, performance or decision-making ability of an employee of Polestar or of the Business Partner must remain independent from considerations that do not involve the business at hand and cannot be (or seem to be) influenced by private interests. Consequently, the interest of Polestar and/or the Business Partner on the one hand and the personal interests of their respective employees (or those of a relative, a friend or a close relation) on the other hand must be kept separate. Business Partners are expected to notify Polestar in accordance with section E below if: - a Business Partner’s director, officer or employee (or any of their relatives) has a personal relationship (e.g., is a family member or a friend) with a Polestar employee who is in a position to make (or influence) decisions which may benefit the Business Partner’s business; or - an employee of Polestar (or their family members) has any sort of involvement in, or financial ties with, a Business Partner. Similarly, Polestar employees are required to disclose to their manager any potentially conflicting relationship with, and/or interest in, a Business Partner before making a business decision or recommendation regarding said Business Partner. Fair Competition and Business Practices Polestar strives to act at all times as a fair and responsible market participant and expects the same from its Business Partners. Thus, Business Partners are required to comply with applicable competition laws and regulations (also referred to as anti-trust laws). In particular, Business Partners must refrain from entering into any understanding or agreement that would hinder competition either with their competitors or with their own business partners. This applies to any arrangement that influences prices, terms of sales (including discounts), strategies or customer relations, markets, market shares, customers or territories (particular care is expected regarding the participation of Business Partners in tender procedures). This also applies to the exchange of sensitive information4 or to any other conduct that unlawfully restricts or may restrict competition. Should a Business Partner have interactions with a competitor of Polestar, the Business Partner must not share any of Polestar’s sensitive information with the competitor and vice versa, even via third parties. Business Partners are also expected to compete fairly and ethically for all business opportunities. They must ensure that all statements, communications and representations to Polestar are accurate and truthful. 4 Examples of “sensitive information” include (but are not limited to) non-public information on prices, costs, profit margins, sales plans, capacity utilization, product plans and market shares. Page 9 of 12 Trade Sanctions and Export Control When conducting business with Polestar, Business Partners are required to comply with all trade sanctions that are applicable to Polestar and with all relevant export control laws and regulations. Trade sanctions restrict trade and financial transactions with certain countries, companies, organizations and individuals, while export controls restrict the export and re-export of certain “controlled” goods, software, and technology without the required licenses or other authorization from the relevant authority. Violation of these rules may expose Polestar to significant penalties and other adverse consequences. Furthermore, Business Partners must (as applicable): - not (a) be designated as a Listed Person 5 or (b) engage in any conduct that could reasonably be expected to cause them to be designated as a Listed Person; - refrain from (a) conducting any business activity, directly or indirectly, with any Listed Person, including by supplying to Polestar items sourced from a Listed Person, (b) conducting any business activity prohibited or restricted under trade sanctions or export control laws applicable to Polestar, or (c) engaging in any transaction that evades, or attempts to violate restrictions under any trade sanctions or export control laws applicable to Polestar; - ensure that Polestar’s products and services are not sold, or in any other way made available, to a comprehensively sanctioned country or territory or to a Listed Person; - maintain necessary export or re-export licenses or other authorizations for all goods, software and technology supplied to Polestar; and - provide to Polestar all information and documentation necessary to support Polestar’s compliance with relevant export controls when exporting or re-exporting goods, software or technology. Protecting Polestar’s Confidential Information and Intellectual Property Polestar may share confidential information and/or intellectual property elements with its Business Partners in the course of their business relationship. Business Partners are required to handle Polestar’s confidential information in accordance with the confidentiality provisions in place and in particular: - protect Polestar’s confidential information from improper disclosure, theft or misuse by taking all adequate steps to safeguard such confidential information; - only disclose Polestar’s confidential information to their directors, officers and employees with a legitimate “need to know”; - not to share Polestar’s confidential information with a competitor of Polestar, unless Polestar has given prior written consent; 5 "Listed Person" means (i) any individual, company, entity or organization designated for trade sanctions or export control restrictions on a list published by the EU, US, UN or other relevant country or authority, or otherwise subject to such trade sanctions or export control restrictions, and (ii) companies, entities or organisations that are owned 50 percent or greater by any combination of Listed Persons, or controlled by a Listed Person. Page 10 of 12 - report in accordance with section E below any loss of, or unauthorized access (by a director, officer or employee who does not have a need-to-know or a third party) to Polestar’s confidential information; and - at the end of the business relationship, handle confidential information in accordance with the confidentiality provision in place and recognize that confidentiality obligations survive the end of the business relationship. If they have access to Polestar’s intellectual property in the course of the business relationship, Business Partners are required to handle such intellectual property in the same way and in particular protect it from improper disclosure, theft or misuse at all times. Data Protection Business Partners are required to comply with applicable data protection laws and regulations (also referred to as privacy laws) when processing Personal Data in relation to their business with Polestar. “Personal Data” is defined as any information relating to an identified or identifiable natural person; an identifiable natural person is one who can be identified, directly or indirectly, in particular by reference to an identifier such as: a name, an identification number, location data, an online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural person. In addition, Business Partners performing a processing activity on behalf of Polestar are required to comply with the agreed upon specific contractual provisions. In particular, Business Partners have a responsibility to protect personal data from improper disclosure, theft or misuse at all times and must immediately report to Polestar any incident that involves Polestar Personal Data. D. Audit right In addition to any audit right set out in any agreement entered into with Polestar, Business Partners agree: - that Polestar (either directly or through an independent third party appointed for that purpose) may verify and assess their compliance with this Code by conducting an audit at any time, subject to prior written notice. If Polestar reasonably believes that prior notice will interfere with Polestar verifying whether the Business Partner has complied with its obligations or undertakings under the Code, Business Partner will permit an audit without prior notice. - to provide Polestar with all relevant information and allow Polestar and its representatives access to their premises for the purpose of performing such audit. E. Reporting and Cooperation Polestar encourage Business Partners to ask questions regarding this Code and are required to promptly raise concerns in case of suspected non-compliance with applicable laws and regulations, or with the requirements under this Code. Concerns may be reported to Polestar’s Reporting line SpeakUp at https://polestar.speakup.report/polestar-external. Reports can be submitted anonymously if wished. The SpeakUp reporting line is managed by the Head of Compliance & Ethics who will Page 11 of 12 determine and lead the investigations required. If they have decided not to remain anonymous, the identity of the reporter, will be kept confidential to the fullest extent possible. Business Partners are expected to collaborate with Polestar in case of investigation and are expected to not retaliate against anyone who reports suspected business misconduct. F. Consequences of violations Business Partners agree that a breach of any of their obligations or undertakings under this Code is a material breach of contract, and may (in Polestar’s sole discretion) result in: - the Business Partner having to take necessary remedies, including to pay damages and implementing appropriate corrective actions within a reasonable time, so as to remedy the violation and to prevent similar occurrences in the future; and - Polestar taking actions against the violating Business Partner, up to immediate termination of the business relationship, upon written notice to the Business Partner.

Page 12 of 12 YOU MAY CONTACT POLESTAR LEGAL IN ANY OF THESE WAYS: Email: legal@polestar.com Postal mail: Polestar Att: Polestar Legal Assar Gabrielssons Väg 9 SE-405 31 Göteborg, Sweden VIOLATIONS OF THIS CODE OF CONDUCT FOR BUSINESS PARTNERS OR OTHER POLESTAR POLICIES CAN BE REPORTED VIA https://polestar.speakup.report/polestar-external Date: Adopted by the Board of Directors of Polestar Automotive Holding UK PLC on 23 June 2022. Published by: Polestar Legal This Code shall not be construed as an employment contract and does not give anyone any right to continued employment by Polestar.